UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

October 27, 2003

Anthem, Inc.

(Exact name of registrant as specified in its charter)

Indiana (State or Other Jurisdiction of Incorporation)	001-16751 (Commission File Number)	35-2145715 (IRS Employer Identification No.)

Anthem, Inc.

120 Monument Circle, Indianapolis, Indiana 46204

(Address of principal executive offices)

Registrant’s telephone number, including area code: (317) 488-6000

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events

On October 27, 2003, Anthem, Inc., an Indiana corporation (the “Company”), announced that it had entered into an Agreement and Plan of Merger, dated as of October 26, 2003 (the “Merger Agreement”), among the Company, WellPoint Health Networks Inc., a Delaware corporation (“WellPoint”), and Anthem Holding Corp., an Indiana corporation and a direct wholly owned subsidiary of Company (“Merger Sub”), pursuant to which WellPoint will merge with and into Merger Sub (the “Merger”).

The Merger Agreement and the press release announcing the Merger are attached as exhibits hereto and are each incorporated herein by reference. This summary is qualified in its entirety by reference to the exhibits attached hereto.

Information Concerning Participants in the Solicitation

The Company and certain other persons named below may be deemed participants in the solicitation of proxies of the Company’s shareholders to approve, in connection with the Merger, the issuance of shares of the Company’s common stock and amendments to the Company’s articles of incorporation. The Company and certain other persons named below may also be deemed participants in the solicitation of proxies of the WellPoint’s stockholders to adopt the Merger Agreement.

The participants in the solicitation may include the directors of the Company: Lenox D. Baker, Jr., M.D., Susan B. Bayh, Larry C. Glasscock, William B. Hart, Allan B. Hubbard, Victor S. Liss, L. Ben Lytle, William G. Mays, James W. McDowell, Jr., Senator Donald W. Riegle, Jr., William J. Ryan, George A. Schaefer, Jr., John Sherman, Jr., Dennis J. Sullivan, Jr. and Jackie M. Ward; the following executive officers of the Company: Larry C. Glasscock (President and Chief Executive Officer), David R. Frick (Executive Vice President and Chief Legal and Administrative Officer), Michael L. Smith (Executive Vice President and Chief Financial and Accounting Officer), Samuel R. Nussbaum, M.D. (Executive Vice President and Chief Medical Officer), Marjorie W. Dorr (President, Anthem East), Keith R. Faller (President, Anthem Midwest), Michael D. Houk (President, National Accounts), Caroline S. Matthews (Chief Operating Officer, Anthem Blue Cross and Blue Shield in Colorado and Nevada), John M. Murphy (President, Specialty Business), Jane E. Niederberger (Senior Vice President and Chief Information Officer), Thomas G. Snead, Jr. (President, Anthem Southeast) and Mark Boxer (Senior Vice President, Chief Strategy and Business Development Officer); and the following other employees of the Company: Tami L. Durle (Vice President, Investor Relations) and Edward A. West (Vice President, Corporate Communications). As of the date of this filing, none of the foregoing persons individually beneficially owns in excess of 1% of the Company’s common stock, and, in the aggregate, such persons do not beneficially own in excess of 1% of the Company’s common stock.

Except as disclosed above, to the knowledge of the Company, none of the directors, executive officers or other employees of the Company named above has any interest, direct or indirect, by security holding or otherwise in the Company.

Item 7. Financial Statements and Exhibits.

Exhibit No.	Exhibit

2.1	Agreement and Plan of Merger, dated as of October 26, 2003, among Anthem, Inc., Anthem Holding Corp. and WellPoint Health Networks Inc.

99.1	Joint Press Release, dated October 27, 2003, issued by Anthem, Inc. and WellPoint Health Networks Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Anthem, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTHEM, INC.

By:	/s/ DAVID R. FRICK

Name: David R. Frick Title: Executive Vice President and Chief Legal and Administrative Officer

Date: October 27, 2003